SHIPBUILDING CONTRACT

                            FOR THE CONSTRUCTION OF A

                                   308,500 DWT

                        CRUDE OIL DOUBLE HULL TANK VESSEL

                                 (Hull No. 1228)

                                     between

                               SAMSUNG CORPORATION

                                       and

                       SAMSUNG HEAVY INDUSTRIES CO., LTD.

                            COLLECTIVELY AS "BUILDER"

                                       and

                        GOLDEN STATE PETRO (IOM I-A) PLC

                                   AS "BUYER"

                                    CONTRACT

                                    PREAMBLE

                  CONTRACT, made this 24th day of December 1996, by and between SAMSUNG CORPORATION, a corporation incorporated and existing under the laws of the Republic of Korea, having its registered office at 250, 2-ka, Taepyong-ro, Chung-ku, Seoul, Republic of Korea, and SAMSUNG HEAVY INDUSTRIES CO., LTD., a corporation incorporated and existing under the laws of the Republic of Korea, having its registered office at 890-25, Daechi-Dong, Kangnam-Ku, Seoul, Korea, (hereinafter collectively called the "Builder"), on one part, and GOLDEN STATE PETRO (IOM I-A) PLC, having an office and its principal place of business at 15-19 Athol Street, Douglas, Isle of Man, (hereinafter collectively called the "Buyer"), on the other part.

                                   WITNESSETH

                  The Buyer and the Builder, each in consideration of the mutual undertakings, promises, and commitments set forth herein, agree, subject to the stated terms and conditions, as follows:


                                    ARTICLE I
                          VESSEL'S DESIGN AND DELIVERY

1.       THE VESSEL

         (a) The Builder shall, at its Koje Shipyard, located at Koje, Korea (hereinafter called the "Shipyard"), construct, launch, equip, supply, and in all respects complete so as to be ready for immediate operation, and deliver to the Buyer a single screw, double hull, oil tank vessel (hereinafter called the "Vessel"), to be designated as Hull No. 1228, together with all machinery, materials, parts, supplies, equipment, appurtenances, and all other items necessary to and for the said construction, completion, delivery, and operation of the Vessel.

         (b)      The Vessel shall be built and completed in accordance with:

                  (i) GENERAL ARRANGEMENT PLAN DWG. No: TK9616.GA04 dated October 17, 1996 as may be updated by subsequent changes to documents (ii) through (v) below;

                  (ii) MIDSHIP SECTION PLAN DWG No: TK9616.MS03 dated October 1, 1996 (hereinafter called the "Plan");

                  (iii) FULL SPECIFICATIONS REF No.: TK9616.FS05 dated November 5, 1996 (herein called the
                           "Specifications"), which Plan and Specifications have been executed, and shall be deemed to be incorporated herein and shall constitute an integral part of this Contract; and

                  (iv) MEMORANDUM OF DISCUSSION: REF No. TK9616MOMVI dated November 6, 1996 ("MOD I") and MEMORANDUM OF DISCUSSION REF No.: TK9616.MOMVII when delivered ("MOD II"), to the extent there are discrepancies between MOD I, MOD II and documents listed in (i),
                           (ii) or (iii) above, MOD I and MOD II shall prevail.

         (c) Should there be any discrepancy between this Contract and the Plan or the Specifications, the provisions in this Contract shall prevail. Should there be any discrepancy between the Specifications and Plan, the Specifications shall prevail. When there is no specific description in the Specifications (including Samsung Shipbuilding Quality Standards - "SSQS") and Plan, a standard of workmanship and practices equivalent to the Builder's shipbuilding standards as practicable, generally applicable to the construction of similar size and types of vessels, shall be applicable to the construction of the Vessel, which standard shall include the incorporation of any modification in design or construction which was implemented to address a defect in any other Builder's VLCC vessels.

         (d) The Builder, at its expense, shall, unless otherwise specifically provided herein, procure and furnish all items and permissions necessary to perform its obligations hereunder including, but not limited to, (i) plans and specifications (in addition to the Plan and Specifications), labor, machinery, materials, parts, supplies, equipment, appurtenances, and (ii) licenses, permits, inspections, surveys and approvals.

         (e) The Builder retains all rights with respect to the Specifications, plans and working drawings, technical descriptions, calculations, test results, and other data, information, and documents concerning the design and construction of the Vessel and the Buyer undertakes therefore not to disclose the same or divulge any information contained therein to any third parties, without prior written consent of the Builder, which shall not be unreasonably withheld, except where it is necessary for usual operation, repair, and maintenance of the Vessel or to any charterer of the Vessel from the Buyer. In addition, the Buyer shall cause any charterer of the Vessel to deliver to the Builder a confidentiality agreement with respect to the Specifications.

         (f) Any modifications to drawings set forth above which may be required by the Classification Society shall be accomplished by the Builder without any cost to the Buyer; provided, this provision shall only apply to modifications which are based upon the standards of the American Bureau of Shipping (the "Classification

                  Society") in effect on the date of this Contract; PROVIDED FURTHER, any other modifications required by the Classification Society shall be handled in accordance with
                  Article III(c).


                                   ARTICLE II
                 DIMENSIONS, DEADWEIGHT, SPEED, FUEL CONSUMPTION

(a)The basic dimensions of the Vessel shall be:

                  Length overall                      about 333.00 meters
                  Length between
                   perpendiculars                     about 318.00 meters
                  Breadth, molded                     about 58.00 meters
                  Depth, molded to upper deck at
                    side                              about 31.25 meters
                  Designed loaded draft, molded       about 21.40 meters
                  Scantling draft, molded             about 22.50 meters
                  Cargo tank capacity including
                    the slop tanks (100% full)        about 350,000 cubic meters

         (b) The deadweight capacity (hereinafter called "DWT") of the Vessel, including cargo, bunkers, stores, provisions, fresh drinking, and distilled water, crew with their effects and minimum spare parts required by the Classification Society and based upon the Plan and Specifications, shall be three hundred eight thousand five hundred (308,500) metric tons in salt water (of 1.025 specific gravity) on the scantling draft, molded, of about 22.50 meters.

                  The deadweight of the Vessel of 308,500 metric tons, plus or minus any deadweight change due to Alterations, shall constitute, and hereinafter shall be referred to as, the "Contract DWT". Should the final deadweight on delivery, be less than the Contract DWT, a payment for such deficiency shall be allowed, as specified in Article VII (b).

         (c) The main propulsion unit for the Vessel will consist of one Samsung-B&W 7S80MC engine, to be manufactured by a Korean licensee identified in the Maker's List, and as stipulated in the Specifications, having a maximum continuous power rating of 34,650 BHPm at about 79.0 r.p.m.

         (d) The Vessel is guaranteed to obtain an average speed of 16.0 knots, measured during sea trials and as defined in the Specifications.

         (e) The fuel consumption of the main propulsion unit, as determined by the shop trials, shall be 122.3 grams per BHPm per hour for fuel having a lower calorific value of 10,200 Kcal/kg for main propulsion at 31,190 BHPm and based on Specifications.


                                   ARTICLE III
                              CLASS AND REGULATIONS

         (a) The Vessel, including its machinery, equipment, and outfittings, shall be classed with the Classification Society and shall be built to Class +A1, (E), Oil Carrier, +AMS, +ACCU, and SH. The Vessel shall also comply with the laws, rules, regulations, recommendations, and requirements as stated in the Specifications. The Builder shall, at its expense, request the Classification Society to assign an on-site surveyor (hereinafter referred to as the "Surveyor") to oversee complete construction of the Vessel at the Shipyard and other locations as required.

         (b) The Builder, at its expense, shall obtain certificates as provided in the Specifications and deliver such to the Buyer in triplicate (one (1) original and two (2) copies). If formal certificate(s) cannot be obtained upon the Vessel's delivery, the Builder may furnish provisional one(s) in substitution for the formal certificate(s). The Buyer shall pay the charges for official inspection and certifications required by any Government of Registry specified in Specifications, and the registration of the Vessel shall be the responsibility of the Buyer.

         (c) In the event that there should be any amendments or additions, following the date of this Contract, to the laws, rules, or regulations of any Government or regulatory body, or the Classification Society, which require any revision(s) of or to the Plan and Specifications or to this Contract, the Buyer shall authorize any such revision(s) to the Vessel that are necessary to comply with such amendments or additions unless the Buyer shall obtain from such Government or regulatory body a written waiver of compliance therewith. In the event that Alterations (as defined in Article XIV (a)) are required, they shall be handled in accordance with the provisions of Article XIV.


                                   ARTICLE IV
                                    DELIVERY

         (a) The Vessel shall be delivered to the Buyer (hereinafter called the "Delivery") fully complete, supplied (including lubricating oil and fresh water in the system but excluding ship's stores such as food, utensils, miscellaneous consumable, etc.) and ready for immediate operation, after having passed the tests and met the standards set forth in the Specifications and Articles II, III, and XVI hereof on or before February 1, 1999 (hereinafter called the "Delivery Date"). Notwithstanding the foregoing, in the event defects of a nature which would affect

                  Vessel's seaworthiness or seriously impair the operation of Vessel are discovered after Vessel has passed the tests and met standards set forth in the Specifications and prior to delivery of Vessel, except defects of Buyer Supplies (as defined in Article XI), Buyer shall have the right to require Builder to make the necessary correction(s) at Builder's expense prior to delivery.

         (b) The Builder shall use its best efforts and all due diligence and dispatch, including, but not limited to, the ordering, expediting and inspection of all machinery, parts and materials, to complete and deliver the Vessel on or prior to the Delivery Date. The Builder shall assist the Buyer to bunker and store the Vessel (beyond the conditions set forth in Article IV (a) above) at the Buyer's expense to be ready for departure. Delivery shall be made at the Shipyard at a wharfside where there shall be sufficient water for the Vessel always to be afloat and from which it can safely depart, or at such other safe place as may be mutually agreed. Upon Delivery, the Vessel shall be free and clear of all liens, encumbrances, taxes and claims of any nature.

         (c) The Builder shall notify the Buyer in writing, providing documentation for any delay relating to the construction or delivery of the Vessel or any performance required hereunder within ten (10) days after the beginning of any period of delay.

         (d) If Delivery of the Vessel is or will be delayed for any reason whatsoever, other than due to delays caused by the Buyer, or by Alterations (as defined in Article XIV), for a period of more than one hundred eighty (180) days beyond the Delivery Date, the Buyer shall have the following options, exercisable not later than either (i) ten (10) days after the expiration of such one hundred eighty (180) day period or (ii) twenty
                  (20) days after the Buyer has been notified by the Builder and the parties have mutually agreed that one hundred eighty (180) days delay is likely to take place, whichever first occurs:

                   (i) to extend the Delivery Date with the Buyer's right to liquidated damages, as provided in Article VII (a), or

                  (ii) to cancel this Contract in which event the Buyer shall be entitled to a refund in accordance with
                           Article VI (h).

         (e) In case the Vessel, during the period of building, sustains any damage which is repaired in accordance with the Plan and Specifications and to the satisfaction of the Representative (as hereinafter defined in Article XV), the Classification Society, and the concerned authorities, if any, the Buyer shall have no right, except as specifically granted under the terms of this Contract, to refuse to take Delivery.

         (f) Should the Vessel be completed for Delivery before the Delivery Date and the Builder has so informed the Buyer at least 10 weeks in advance, the Buyer shall take Delivery but not earlier than 8 weeks prior to the Delivery Date provided that all the terms and conditions of this Contract have been fulfilled.

         (g) Upon Delivery, the Builder shall furnish the Buyer with a Commercial Invoice, Builder's Certificate, Protocol of Sea Trials of Vessel, Protocols of Inventory, Protocols of Consumable Nature and Declaration of Warranty of Freedom from Liens and Claims, including any claim by the Guarantor by reason of its Letter of Guarantee under Article X (as such terms are defined in such Article), and such other certificates and documents as the Buyer may request evidencing transfer to the Buyer of a free and clear title in and to the Vessel.

         (h) The Buyer shall remove the Vessel from the Builder's premises within five (5) business days after Delivery of the Vessel.

         (i)      Upon satisfactory completion of the trials as specified in
                  Article XVI, and fulfillment of the terms and conditions of this Contract, Buyer and Builder shall execute a Protocol of Delivery and Acceptance (hereinafter referred to as "Acceptance"). Upon execution of said Protocol of Delivery and Acceptance, title and risk of the Vessel shall pass to the Buyer, as stated above, it being expressly understood that until such Delivery is effected, title to the Vessel and its equipment (except for the Buyer's Supplies subject to the provisions of Article XI), are in the Builder and at its risk.


                                    ARTICLE V
                               DISCHARGE OF LIENS

                  The Builder shall, before Delivery, discharge all claims, liens, or right in rem of any kind against the Vessel, including any claims for taxes or by the Guarantor made by reason of its Letter of Guaranty under Article X hereof, and shall indemnify and save the Buyer harmless with respect thereto. Upon Delivery, the Builder shall furnish the Buyer with a warranty (as defined in Article IV (g)), that the Vessel is free and clear of all liens, encumbrances, taxes, and claims of any nature.

                                   ARTICLE VI
                  PRICE, PAYMENT, TERMS, REFUND, BANK GUARANTEE
                          PRICE, CURRENCY AND PAYMENTS

         (a)      Contract Price:

                  The net purchase price of the Vessel is US$80,881,200 (hereinafter called the "Contract Price") to be paid by the Buyer to the Builder for the construction and completion of the Vessel and Delivery (exclusive of Buyer's Supplies as provided in Article XI). The Contract Price shall be fixed, with no escalation and subject to change only as expressly provided elsewhere in this Contract, and to the extent that the Builder might, under any applicable law, regulation, or decree (including those of Korea), have any such right(s) to escalate or change the Contract Price, such right(s) are hereby waived. The Contract Price includes all costs and expenses incurred by the Builder performing engineering calculations for designing and supplying all necessary drawings for the Vessel, in accordance with the Specifications.

         (b)      Currency:

                  All payments by the Buyer to the Builder under this Contract shall be made in United States Dollars ("US$").

         (c)      Progress Payment:

                  The Contract Price shall be due and payable by the Buyer to the Builder in installments as indicated on Schedule 1 attached hereto.

         (d)      Method of Payment:

                  (i) First Installment

                  Within one (1) banking day after receipt of a facsimile copy of the export license for the Vessel issued by the Builder's Bank (as hereinafter defined) on behalf of the Government of Korea as required under Article XIX(a) hereof, the Buyer shall remit by telegraphic transfer the first installment in the amount set forth in Schedule 1 to the account of BANKERS TRUST COMPANY, New York for account of Hanil Bank, Account No. 04-023-584 for credit of Samsung Heavy Industries Co., Ltd. or to such other Bank which the Builder may designate in favor of Samsung Heavy Industries Co., Ltd. (hereinafter called the "Builder's Bank") under advise by authenticated cable or telex to the Builder's Bank.

                  (ii)     Each Subsequent Installment

                  The Buyer shall remit by telegraphic transfer each installment to the Builder's Bank or to such other Bank which the Builder may designate in favor of Samsung Heavy Industries Co., Ltd. payable pursuant to Schedule 1 attached to this Contract.

                  Upon receipt of a facsimile or telex notice from the Builder not less than six (6) banking days in New York prior to the scheduled Delivery Date, notifying the Buyer of such date, the Buyer shall deposit the amount payable upon Delivery of the Vessel by telegraphic transfer to account of the Builder's Bank at least one (1) banking day in Korea prior to the scheduled Delivery of the Vessel, with irrevocable instructions to be confirmed by the Builder's Bank that the said deposit shall be payable to the Builder against presentation by the Builder of a duplicate original copy of the Protocol of Delivery and Acceptance of the Vessel signed by the Builder and the Buyer and that, in the event that the actual delivery and acceptance of the Vessel shall not take place within seven (7) days following such scheduled Delivery, the said deposit shall be returned to the Buyer's bank.

                  To the extent a note (in the form of Appendix C hereto) (the "Note") is delivered with respect to any installment payment as provided in Schedule 1 hereto, the Builder shall indemnify the Buyer against any loss, damage, claim, liability and any payment obligations incurred by the Buyer solely as a result of Builder's failure to return the Note when required by this Contract or the Note. Buyer shall only be required to make a payment on the Note, upon presentation of the original of such Note to the Buyer and Acceptance of the Vessel. If the Vessel is rejected for any reason and this Contract is terminated the Note shall be marked "cancelled" and returned to the Buyer.

                  The final installment shall be adjusted as set forth below:

                  - any adjustments or payments due from the Buyer to the Builder at the time of Delivery in accordance with the terms of this Contract, including payment for any additional work, for which extra payments have been agreed under Article XIV(b).

                  - any adjustments, saving, credits, or payments due from the Builder to the Buyer at the time of the Vessel's Delivery pursuant to the provisions of this Contract,

                  - any adjustment resulting from settlement of the costs of any fuel oil, lubricating oils and greases (except in the Vessel's systems) or unbroached consumable stores (furnished by Builder for trials), and remaining on board the Vessel after acceptance of the Vessel by Buyer, at the cost thereof to either the Builder or Buyer as may be applicable.

                  Not later than ten (10) business days prior to the scheduled date for Delivery, the parties hereto shall execute and deliver an agreement setting forth the ascertained adjustments of the Contract Price, if any, and not later than three (3) banking days prior to the scheduled date for acceptance of delivery of the Vessel a supplemental agreement setting forth any further adjustment of the Contract Price. It is the intention of the parties to settle all amounts prior to Delivery and Acceptance.

                  It is understood, however, that any outstanding adjustments and settlements by either party to the other, not determined prior to Delivery, shall be payable when determined as soon as possible after Delivery; in no event shall Delivery of the Vessel be delayed pending final determination of any such adjustments and settlements. Any disputes as to adjustments shall be settled in accordance with Article XXIV.

                  (iii)    Default Interest and Others

                  In the event of default in the payment of any installments in the above Paragraphs (i) and (ii) above, the Buyer shall pay default interest, charges and expenses in accordance with Paragraph (b) of Article VIII hereof.

                  Simultaneously with such payments, the Buyer shall cause the Buyer's Bank to advise the Builder's Bank of the details of such payments by authenticated bank cable or telex.

                  No payment under this Contract shall be delayed, suspended or withheld by the Buyer on account of any dispute or disagreement between the parties hereto. Any claim which the Buyer may have against the Builder hereunder shall be settled and liquidated separately from any payment by the Buyer to the Builder hereunder.

                  Except as otherwise specifically provided for in this Article VI, all payments to the Builder due under this Contract shall be paid in United States Dollars by telegraphic transfer to the bank identified in Article VI (d)(i) above.

         (e)      Notice of Payment on or before Delivery:

                  With the exception of the first installment, the Builder shall give the Buyer seven (7) business days prior notice by telex of the anticipated due date and amount of each installment payable on or before delivery of the Vessel.

         (f)      Expenses:

                  Expenses and bank charges for remitting payments and any expenses and fees connected with such payment shall be for account of the Buyer.

         (g)      Prepayment

                  Prepayment of any installment due on or before Delivery shall be subject to mutual agreement between the parties hereto.

         (h)      Refund:

                  All payments made by the Buyer hereunder in United States Dollars and prior to Delivery and Buyer's acceptance of the Vessel shall be in the nature of installments to the Builder. In the event that the Vessel is rejected by the Buyer, or this Contract is canceled by the Buyer, all in accordance with the terms of this Contract, or if the Builder should default in Delivery of the Vessel or is guilty of breach of this Contract justifying a recision thereof by the Buyer then, and in any such event, the Builder shall refund to the Buyer an amount equal to the sum of (i) the amount set forth on Schedule 2 hereto calculated as of the first day of the calendar month in which the date of rejection occurs and (ii) an amount equal to the product of (x) the difference between (1) the amount set forth on Schedule 2 hereto calculated as of the first day of the calendar month immediately succeeding the month in which the date of rejection occurs and (2) the amount set forth on
                  Schedule 1 hereto as of the first day of the month in which the date of rejection occurs and (y) a fraction the numerator of which is the numeric day of the month of the date of rejection and the denominator of which is 30. If the amount as calculated above is not paid on the date of rejection there shall be added to such amount interest at the rate of nine percent (9.0%) per annum from and including the date of rejection to but not including the date such amount is paid. Such refunds by the Builder to the Buyer shall forthwith discharge all obligations, duties, and liabilities of each of the parties hereto to the other under this Contract. Any and all refunds made to the Buyer under this Article VI (h) shall be made in United States Dollars. Throughout this Contract, whenever interest is due on any amounts to be paid or refunded by either party, said interest shall be calculated as simple interest, based on the actual number of days divided by 360.

                  All refunds made by the Builder to the Buyer under this contract shall be paid in United States Dollars by telegraphic transfer to the Buyer's account or its assignee's account as set forth in a written notice to the Builder from such party.

                                   ARTICLE VII
                          ADJUSTMENTS TO CONTRACT PRICE

         (a)      Delayed Delivery Price Adjustment:

                  (i) If the Delivery is not made on the Delivery Date, the Builder shall pay the Buyer, as liquidated damages (not as penalty), the amount of $24,200 for each calendar day of delay and the Contract Price shall be reduced by the amount of such liquidated damages.

                           If delivery of the Vessel is delayed for a period of more than one hundred eighty (180) days beyond the Delivery Date, the Buyer may reject the Vessel or, alternatively, the Buyer may accept the Vessel with a longer delay in Delivery at an agreed upon reduction in the Contract Price. Such reduction in the Contract Price shall be agreed within thirty (30) days following the Builder's receipt of the Buyer's notice that it elects to accept the Vessel (with longer delay in Delivery), but in no event shall the Contract Price reduction be less than the maximum price adjustment set forth above and calculated in accordance with Schedule 2. If agreement is not reached in such thirty (30) day period, the Buyer shall be deemed to have rejected the Vessel.

                  (ii) If the Vessel is delivered earlier than the Delivery Date, the Buyer shall pay to the Builder, a premium, which shall be US$24,200 for each calendar day prior to the Delivery Date; provided however no delivery shall be made earlier than 8 weeks prior to the Delivery Date as provided in Article IV (f).

                  (iii) In the event that the Buyer elects to reject the Vessel as allowed under this Article VII (a), the Builder shall immediately repay to the Buyer the amounts set forth in Article VI (h), whereupon this Contract shall terminate and such payment shall forthwith discharge all obligations, duties and liabilities of each party hereto to the other under this Contract.

         (b)      Deadweight Deficiency Price Adjustment:

                  (i) No payment shall be made by the Builder to the Buyer for a deficiency in deadweight (measured to the nearest metric ton) of up to and including two thousand five hundred (2,500) metric tons less than the Contract DWT as specified in Article II (b), and as may be adjusted under the provisions of Article XIV (b). If the final deadweight is deficient by more than the aforesaid two thousand five hundred (2,500) metric tons, the Builder shall pay the Buyer, as liquidated damages (not as a penalty), seven hundred ($700) per metric ton of deadweight deficiency, exceeding the aforesaid two thousand five hundred (2,500) metric tons up to and including the deadweight deficiency. If such deadweight deficiency should amount to more than six thousand (6,000) metric tons and the Builder is unable to rectify such deficiency to below the aforesaid six thousand (6,000) metric tons, the Buyer may reject the Vessel or, alternatively, the Buyer may accept the Vessel with the excessive deadweight deficiency with an agreed upon reduction of the Contract Price. The Buyer shall make such elections within seven (7) days following receipt of a notice from the Builder stating that the Builder is unable to rectify the deficiency. The Buyer and Builder shall agree upon the reduction of the Contract Price within thirty (30) days following the Buyer's election, which reduction shall be in an amount not less than the maximum price adjustment set forth above. If agreement is not reached in such thirty (30) day period, the Buyer shall be deemed to have rejected the Vessel.

                  (ii) No payment shall be made for any increases in the Contract DWT.

                  (iii) In the event that the Buyer elects to reject the Vessel as allowed under this Article VII (b), the Builder shall immediately repay to the Buyer the amounts set forth in Article VI (h), all sums theretofore paid by the Buyer on account of the Contract Price, whereupon this Contract shall terminate and such payment shall forthwith discharge all obligations, duties and liabilities of each party hereto to the other under this Contract.

         (c)      Speed Deficiency Price Adjustment:

                  (i) No payment shall be made by the Builder to the Buyer for a deficiency in speed (measured to the nearest one-tenth (0.10) of one knot) of up to and including three tenths (0.30) of one knot less than the speed of sixteen (16.0) knots guaranteed in Article II (d). If the speed deficiency is more than three tenths (0.30) of one knot, the Builder shall pay the Buyer, as liquidated damages (not as penalty) in accordance with the following schedule for speed deficiencies up to and including one (1.00) knot less than the guaranteed speed.

                           Speed Deficiency
                           below 16.00 knots            Liquidated Damage
                           -----------------            -----------------

                           0.01 to 0.30 knots           $0
                           0.31 to 0.40 knots           $400,000
                           0.41 to 0.50 knots           $600,000
                           0.51 to 1.00 knots           $900,000/each 0.10 knot

                           If the speed deficiency is greater than one (1.0) knot, and the Builder is unable to rectify such deficiency up to at least the aforesaid one (1.0) knot, the Buyer may reject the Vessel or, alternatively, the Buyer may accept the Vessel with its insufficient speed with an agreed upon reduction of the Contract Price. The Buyer shall make such elections within seven (7) days following receipt of a notice from the Builder stating that the Builder is unable to rectify the deficiency. The Buyer and Builder shall agree upon the reduction of the Contract Price within thirty (30) days following the Buyer's election, which reduction shall be in an amount not less than the maximum price adjustment set forth above. If agreement is not reached in such thirty (30) day period, the Buyer shall be deemed to have rejected the Vessel.

                  (ii) No payment shall be made for any increase in the speed of the Vessel.

                  (iii) In the event that the Buyer elects to reject the Vessel as allowed under this Article VII (c), the Builder shall immediately repay to the Buyer, the amounts set forth in Article VI (h), whereupon this Contract shall terminate and such payment shall forthwith discharge all obligations, duties and liabilities of each party hereto to the other under this Contract.

         (d)      Excessive Fuel Consumption Price Adjustment:

                  (i) No payment shall be made by the Builder to the Buyer if the fuel consumption (measured to the nearest tenth of one percent) of the main propulsion unit exceeds that provided for in Article II (e) by Three percent (3.0%) or less. If the fuel consumption of the main propulsion unit exceeds that provided for in
                           Article II (e) by more than Three percent (3.0%) the Builder shall pay the Buyer, as liquidated damages (not as penalty), one hundred fifty thousand ($150,000) for every one percent (1.0%) and pro rata for less than a full one percent (1.0%) by which the fuel consumption exceeds the aforesaid three percent (3.0%). If the fuel consumption exceeds that provided in Article II (e) by more than Ten percent (10.0%) and the Builder is unable to rectify such deficiency to at least said Ten percent (10.0%), the Buyer may reject the Vessel or, alternatively, the Buyer may accept the Vessel with the aforesaid deficiencies with an agreed upon reduction of the Contract Price. The Buyer shall make such elections within seven (7) days following receipt of a notice from the Builder stating that the Builder is unable to rectify the deficiency. The Buyer and Builder shall agree upon the reduction of the Contract Price within thirty
                           (30) days following the Buyer's election, which reduction shall be in an amount not less than the maximum price adjustment set forth above. If agreement is not reached in such thirty (30) day period, the Buyer shall be deemed to have rejected the main propulsion unit.

                  (ii) No payment shall be made for any improvements in fuel consumption less than that defined in Article II (e) herein.

                  (iii) In the event that the Buyer elects to reject the Vessel as allowed under this Article VII (d), the Builder shall immediately repay to the Buyer, the amounts set forth in Article VI (h), whereupon this Contract shall terminate and such payment shall forthwith discharge all obligations, duties and liabilities of each party hereto to the other under this Contract.

         (e)      Schedule of Payments due to Price Adjustments:

                  All payments due to price adjustments, if any, pursuant to this Article VII shall be made on the Delivery Date.

         (f)      Effect of Rescission:

                  It is expressly understood and agreed by the parties that, in any case, if the Buyer rejects the Vessel under the provisions of this Article VII, the Buyer shall not be entitled to any liquidated damages set forth in this Article VII.


                                  ARTICLE VIII
                               DEFAULT IN PAYMENT

         (a) The Buyer shall be deemed to be in default in the event that it should fail to make any payment with respect to the Contract Price, when due and payable as provided in Article VI.

         (b) If the Buyer is in default as provided herein, then, and in such event, the Buyer shall, commencing with and including the day next following the payment date, pay interest on the payment which has not been paid to the Builder from the date when it should have been paid at the rate of nine percent (9.0%) per annum from and including such day until paid. In addition, the Delivery Date shall be extended by one day for each day the Buyer remains in default hereunder.

         (c) Subject to the provisions of Article VIII (b), if any such default shall prevail for more than fifteen (15) business days, the Builder shall have the option of canceling this Contract, by giving fifteen (15) business days written notice of said cancellation to the Buyer and retaining, as security for the payment of its legal damages, any and all funds then paid to it by the Buyer and the Builder shall have a right to sell the Vessel at the best price available at a public or private auction, advertised internationally, including an invitation to the Buyer to participate, but otherwise on such terms and conditions as the Builder may determine, and any resulting losses to the Builder shall be an element of legal damages. If the proceeds of the sale are insufficient to compensate losses to the Builder due to the Buyer's default, the Buyer shall promptly pay the deficiency to the Builder on demand. If the Vessel is sold for more than the Contract Price, the Buyer shall receive any such excess the Builder receives, after reasonable and customary service fees have been deducted.


                                   ARTICLE IX
              BUILDER'S PAYMENT AND REPAYMENT AND INTEREST THEREON

         (a) Any payments or repayments required to be made by the Builder to the Buyer under this Contract shall be made as provided for in Article VI (h). The Buyer shall receive the gross amount of the principal and interest due. Any applicable withholding tax payments shall be paid by the Builder.

         (b) If the Builder is required to make payment to the Buyer of any moneys as liquidated damages, under this Contract the Builder shall pay such amounts to the Buyer at Delivery of the Vessel. However, should this payment be delayed, there shall be added to each such payment interest at the rate of nine percent (9.0%) per annum from the date the said payment becomes due until paid.


                                    ARTICLE X
                                 BANK GUARANTEE

         The Builder shall, at its cost, furnish the Buyer with a Letter of Guarantee given by a first class Korean bank acceptable to the Buyer (hereinafter referred to as "Guarantor"), substantially in the form of Appendix A attached hereto. The Letter of Guarantee shall guarantee payment to the Buyer in United States Dollars, at such place as the Buyer or its assignee may designate, of all sums payable or repayable by the Builder to the Buyer under this Contract with interest thereon as provided in Article VI (h), upon receipt by said Guarantor from the Buyer of a written claim that it is entitled to such payment or repayment and that the Builder has failed to make same.

                                   ARTICLE XI
            TERMS DURING DESIGN, CONSTRUCTION, AND GUARANTEE PERIODS

         BUYER'S SUPPLIES

         The Contract Price for the Vessel is exclusive of the costs of equipment specified in the Specifications as the "Buyer's Supplies" (and hereinafter so referred to), which shall be supplied and delivered by the Buyer to the Builder, at the Shipyard and at the Buyer's cost and expense. The Builder shall undertake to install the agreed Buyer's Supplies without extra cost to the Buyer, provided that they are delivered by the Buyer to the Builder in sufficient time to permit installation without delaying construction of the Vessel. Delivery of the Buyer's Supplies shall be in accordance with a reasonable time schedule, designated by the Builder and made available to the Buyer prior to the start of any construction activity for the Vessel. Should any or all of the Buyer's Supplies arrive late and should the Builder agree to install those Buyer's Supplies so delayed, any change in construction time directly resulting from such late arrival shall accordingly extend the Delivery Date. Furthermore, if the delay in delivery of the Buyer's Supplies should exceed thirty (30) days, the Builder shall be entitled to proceed with the construction of the Vessel, either without installation of such Buyer's Supplies in or onto the Vessel, or using equipment supplied by the Builder, without prejudice to the Builder's right to extend the Delivery Date and to compensation for losses and damages as hereinabove provided and the Buyer shall accept the Vessel so completed. All the Buyer's Supplies shall be subject to the Builder's reasonable right of rejection in the event the same are found to be unsuitable or not in proper condition for installation. The Builder shall not be responsible for the quality or capacity of the Buyer's Supplies and shall not be liable for any defect in the Buyer's Supplies; however, the Builder shall receive and upon receipt safely store and insure, against loss or damage, all the said Buyer's Supplies. Any technical assistance, information and/or royalties required for the installation of the Buyer's Supplies shall be the responsibility of the Buyer. Both parties clearly understand that the provisions of this Article XI shall not apply to machinery or equipment other than those specified in the Specifications as the Buyer's Supplies.


                                   ARTICLE XII
                                    INSURANCE

(a) From the time of launching until delivery of the Vessel, the Builder shall, at its own cost and expense, insure the Vessel and all machinery and equipment, appurtenances and outfits, including the Buyer's Supplies after arrival at the shipyard whether or not built into or installed in or upon the Vessel, against all risks under the "Institute Clauses for Builder's Risk", with a first class Korean insurance company or underwriters acceptable to the Buyer. The amount of such insurance coverage shall, up to the date of Delivery of the Vessel, not be less than the aggregate amount of all payments paid by the Buyer to the Builder, plus the value of agreed Alterations at the time of launching and of the Buyer's Supplies in the custody of the Shipyard.

(b) In the event that the Vessel shall be damaged from any insured cause at any time before Delivery of the Vessel, and in the further event that such damage shall not constitute an actual or constructive total loss of the Vessel, the amount received in respect of the insurance shall be applied by the Builder in repair of such damage, satisfactory to the Classification Society, and the Buyer shall accept the Vessel under this Contract if completed in accordance with this Contract, the Specifications, and Plan, subject, however, to any applicable extension of delivery time under Article IV (c) hereof.

         Should the Vessel from any cause become an actual or constructive total loss, the Builder shall either:

         (i) proceed in accordance with the terms of this Contract, in which case the amount received in respect of the insurance shall be applied to the construction and repair of damage to the Vessel, provided the parties hereto shall have first agreed thereto in writing and to such reasonable extension of delivery time as may be necessary for the completion of such reconstruction and repair; or
         (ii)     refund promptly to the Buyer, in accordance with Article VI
                  (h), the full amount of all sums paid by the Buyer to the Builder in advance of delivery of the Vessel, and deliver to the Buyer all Buyer's Supplies (or the insurance proceeds paid with respect thereto), in which case this Contract shall be deemed to be automatically terminated and all right, duties, liabilities and obligations of each of the parties to the other shall forthwith cease and terminate.

(c) The Builder shall be under no obligation to insure the Vessel hereunder after Delivery of the Vessel.


                                  ARTICLE XIII
                               BUILDER'S GUARANTEE

         (a) If, within twelve (12) months, or such longer period as might be specified with respect to certain equipment or machinery in the Specifications, and eighteen (18) months for main engine (hereinafter called the "Guarantee Period") after the Delivery and Acceptance of the Vessel, any defect in the Vessel (except the Buyer's Supplies), its design, machinery, equipment, or other appurtenances, due to defective materials or workmanship, or failure to construct in conformity with the Plan and Specifications (all hereinafter referred to as "Guarantee Defects"), shall be discovered (other than defects solely due to normal wear and tear, negligence or improper acts of the operator or crew of said Vessel or overloading, improper loading, stowage, and accident), the Builder shall, as quickly as possible after receipt of the Buyer's written notice thereof, correct, replace, or repair such defect at its own expense at its Shipyard; provided that if, in the Buyer's opinion, the Vessel cannot conveniently be brought to the Shipyard, and if no other agreement can be reached between the parties, the Builder shall pay to the Buyer the lesser of

                  (i)      the cost to the Buyer of such repairs, or

                  (ii) such sum as the Builder would have charged a repair customer for like repairs and/or replacements had such work been done at the Shipyard.

                  Replacement parts or materials to be furnished to Buyer by Builder for making of repairs under the Guarantee which are performed other than at Shipyard or in such other facility of Builder shall be transported to the place of repair at Builder's expense.

                  In principle, such transportation shall be by the most expeditious public surface transportation. If required to keep Vessel in operation, Builder shall arrange for and bear the cost of transporting necessary parts or materials by air transportation.

                  Builder shall in every case use its best efforts to expedite the furnishing to Buyer of replacement parts or materials required under the Guarantee.

                  Repairs under this Article are guaranteed for the balance of the period set out in paragraph (a) of this Article however major repairs shall be guaranteed for the longer of (x) the balance of the period set out in paragraph (a) of this Article or (y) two (2) months from the date of completion of such major repairs, but in no event longer than fourteen months
                  (14) after the Delivery Date. For purposes of this paragraph, "major repairs" shall be any repair costing more than ten thousand United States Dollars (US$10,000).

                  If such defect can be repaired or replaced by the Vessel's crew, the Buyer will give prior notice to the Builder of such defect, and upon the Builder's written acceptance that the Buyer may remedy such defect, and the Builder will reimburse the Buyer for the incremental costs of the crew's labor so incurred or the costs of such labor at the Builder's Shipyard, whichever is the lesser, excluding normal maintenance. Guarantee Defects that affect the safety of the Vessel or crew and/or constitute an emergency, shall be repaired either by the crew or Buyer selected contractor in a reasonable manner under the circumstances without Builder's prior approval and the Builder shall be notified as soon as possible after the repairs are undertaken and such repair work will be subject to mutual agreement between the parties; provided any such repair work shall not adversely affect any provisions of this Article XIII as to any other Guarantee Defect. In any case, the Builder shall also reimburse the Buyer for the actual cost, in the currency incurred, of any temporary repairs necessary to enable the Vessel to present itself for the aforesaid permanent repairs. As to such defects as are repaired or replaced by the Builder, the guarantee hereunder shall be subject to an agreement between the Builder and Buyer which addresses defects so repaired or replaced. The Builder's only liability for defects in the Vessel, its machinery, equipment or other appurtenances, as aforesaid, shall be as hereinabove provided and the Builder shall be under no obligation for defects in workmanship or contractor supplied materials in any part of the Vessel which have been replaced or in any way repaired by any contractors, unless such contractors have been appointed or approved by the Builder. In no event shall the Builder be liable for any consequential damages or for any loss of hire or time in operation or repair of the Vessel. The parties hereto agree that there are no warranties intended or given, which extend beyond those specified in this Contract, and that the provisions of this
                  Article XIII exclude and negate any warranty, express or implied (including any implied warranty of merchantability or fitness for particular purpose), or other or further responsibility or liability imposed by law, statute, or otherwise with respect to the Vessel.

         (b) For the detection of any underwater Guarantee Defects, which cannot be detected while the Vessel is afloat, Buyer at its expense, may drydock the Vessel within the Guarantee Period. Buyer shall pay, as its expense, the haul day and lay days required to accomplish the Vessel's normal drydocking maintenance. However, if any underwater Guarantee Defects are discovered, and the correction of which requires additional drydocking time, the Builder, in addition to the cost of correcting Guarantee Defects shall also pay the drydocking charge for the additional days spent in the drydock, if any.

                  Alternatively, the Buyer may choose to conduct an underwater survey in lieu of drydocking within the Guarantee Period to determine if any defects exist as to any area of the Vessel which is below the waterline for such Vessel. If any underwater Guarantee Defects are found, the Builder shall pay to correct the defects at Vessel's first drydocking. In addition to remedying the Guarantee Defects, the Builder shall pay the drydocking charge for each additional day beyond those needed for routine maintenance.

                  The Buyer shall notify the Builder of the time and place of any drydocking or underwater survey for the purpose of discovery of underwater Guarantee Defects so that the Builder may attend at its own expense, if it so desires.

                  Notwithstanding the foregoing, if at any time during Guarantee Period it becomes necessary to drydock the Vessel for correction of any Guarantee Defects, the cost of the entire drydocking as well as the cost of remedying Guarantee Defects shall be at the expense of the Builder; provided that if any work is carried out for the

                  Buyer during such drydocking, the Buyer shall pay the drydocking charge for the additional days spent in the drydock, if any.

         (c) The Buyer shall notify the Builder in writing, or by telex or facsimile, of any defects for which claim is made under this guarantee as promptly as possible after the discovery thereof.

                  The Buyer's written notice shall describe in detail the nature and ascertainable cause and extent of the defects. The Builder shall in any event have no obligation in respect of any defects, unless notice of such defects is received by the Builder not later than ten (10) days after the expiry of the Guarantee Period.

         (d) Upon Buyer's request the Builder shall assign a "Guarantee Engineer" to the Vessel, who shall be fully conversant with the construction and maintenance of the machinery, for a period of three (3) months following Delivery. At the option of the Buyer, the Buyer may request the services of the Guarantee Engineer for an additional period of up to six (6) months beyond the initial three (3) months. While said Guarantee Engineer shall remain the employee of the Builder, he shall sign the Vessel's Articles, be accorded the status of Chief Engineer and shall receive from the Buyer free lodging, board, medical care, and communication services equal to one of the Vessel's officers, and if required, free passage to Korea. The Buyer shall pay to the Builder for the services of the Guarantee Engineer the sum of Five Thousand United States Dollars ($5,000) per month as compensation for the services of the Guarantee Engineer. The detailed terms and conditions on assignment of the Guarantee Engineer shall be the subject of a separate agreement to be executed on or before the date of Delivery.


                                   ARTICLE XIV
                            ALTERATIONS and APPROVALS

         (a) The Builder shall not depart from the requirements of the Plan and Specifications unless such departure is approved in writing by the Buyer but, the Buyer may, subject to the remaining terms and conditions of this Article, correct any errors or omissions in and/or make deletions from, or additions to, the Plan and Specifications (such corrections, deletions, modifications, changes, and additions hereinafter also called the "Alterations").

         (b) The Alterations requested in writing by the Buyer, or required under the provisions of Articles III (c), shall be carried out by the Builder, provided, however, that any Alterations are reasonable in regard to the design of the Vessel and the Buyer shall have first agreed in writing to an adjustment of the Contract Price, the date of Delivery, alteration in the Contract DWT, if any, and other terms of this Contract or the Specifications as may then be necessary. If any such agreement by the Buyer results in an inconsistency or contradiction between this Contract and the Specifications, such agreement shall then prevail over the terms of this Contract and the Specifications to the extent of any such inconsistency or contradiction. All payments or credits, if any, resulting from Alterations as may be agreed to as set forth herein, shall be included in the invoice for the payment due the Builder at Delivery, as set forth in Article VI (d).

         (c) All of the Builder's drawings and equipment specifications as specified in the Specifications shall be submitted to the Buyer or its designated agent, at the address set forth in
                  Article XXVI, or as may be designated by the Buyer as the address of its agent, for approval before work associated with these drawings and equipment specifications is commenced. Unless notification, in accordance with Article XXVI, is given to the Builder by the Buyer or its agent of approval or disapproval of such drawings and equipment specifications within twenty (20) calendar days of receipt thereof by the Buyer, said drawings and equipment specifications shall be deemed to have been approved. It is understood that the Buyer may reserve comments upon or remarks with respect to the drawings and specifications at the time of their approval, and details concerning construction and/or outfittings may be discussed and agreed upon between the Builder and the Representative, as defined herein, since such prompt approval is essential to timely Delivery.

         (d) In the event that any of the materials required by the Specifications and Plan, or otherwise under this Contract, for the construction of the Vessel cannot be procured in time to effect Delivery, or are in short supply, the Builder may, provided the Buyer so agrees in writing, supply other materials capable of meeting the requirements of the Classification Society and the Rules, Regulations, Requirements and Recommendations with which the construction of the Vessel must comply at no additional cost to Buyer.


                                   ARTICLE XV
                                   INSPECTION

         (a) The Buyer may assign, at its own cost and expense, one or more representatives (herein called individually or collectively the "Representative") to be stationed at the Shipyard, one of whom will be designated as the Buyer's Construction Supervisor. The Buyer will prepare a job description for the Construction Supervisor which, among other things, will clearly describe his responsibilities and levels of authority while he is stationed at the Shipyard. A copy of this job description, together with the scheduled arrival date of the Construction Supervisor at the Shipyard, will be provided to the Builder within six (6) months of Contract signing. In order to permit inspection of the work, the Buyer, or its Representative, shall have free access, during working hours or outside working hours with twenty-four (24) hours advance notice, to the Shipyard and to all of the Builder's drawing offices and workshops where the Vessel or its parts are being designed or manufactured. The Builder shall take immediate remedial action as to any valid and reasonable criticism of or exception made as to the material or workmanship by the Buyer or its Representative. Valid and reasonable criticism or exceptions shall refer to non-conformity with this Contract, Plans, Specifications, good shipbuilding practice, or unsafe working Conditions for the Buyer or its Representative. If the Builder so requests or the Buyer so desires, the Buyer or its Representative shall specify such criticism or exception in writing. The Representative shall make every effort to carry out inspections as scheduled by the Builder, providing the procedures specified in the Builder's "Quality System Guide" ("QSG"), included in the Specifications, are followed. The Representative and Builder shall utilize the previously mentioned "QSG" to record inspection results and resolve the Buyer's comments, if any.

         (b) Facilities, including but not limited to office space, two (2) telephone lines, one (1) facsimile telephone line, file cabinets, desks, chairs, additional office space for Vessel's crew during latter part of Vessel's construction with local area network (LAN) line to the main office, office cleaning services, clean boiler suit service and other normal services, sanitation facilities, labor and material necessary for the safe and convenient conduct, in the Shipyard, of such inspection(s) shall be furnished by the Builder to the Representative at no expense to the Buyer. The Builder shall also provide apartments furnished to Western standards in Builder's practice for the Buyer's construction manager and five (5) inspectors. If Buyer requests Builder to provide the Buyer with special furniture and facilities beyond Builder's practice, any additional costs therefrom, if any, shall be borne by Buyer. The Builder shall also arrange for the Buyer, or its Representative, to have free access to the drawing offices and workshops of subcontractors and suppliers engaged by the Builder. The Builder shall not be liable for personal injuries to or death of said Representative (or other agents or employees of the Buyer) or for damage to, or loss or destruction of their property, unless such injury, death, damage, loss, or destruction is the result of the negligence of the Builder, its subcontractors or its (their) employees or agents. All salaries and personal expenses of said Representative, or others employed by the Buyer, shall be for the Buyer's account. International and long distance telephone/facsimile charges, postage, cable/telex charges and other miscellaneous expenses incurred by the Representative shall be for the Buyer's account.

         (c) Prior to scheduled arrival date of the Representative at the Shipyard, the Builder shall give the Buyer seven (7) day's notice of any scheduled inspections. If the Buyer elects not to personally attend any such inspections, approval by the Surveyor of inspections and tests of materials, machinery and equipment shall be deemed to be approval by the Buyer, but only to the extent that said Surveyor normally performs such inspections and tests; otherwise, the Builder's approval, taking into account all Specification requirements, shall be deemed to be approval by the Buyer.


                                   ARTICLE XVI
                                     TRIALS

         (a) When construction, fitting out and testing of Vessel have been substantially completed, Builder shall carry out in strict compliance with the Specifications all sea trials, tests and commissioning of the various machinery and equipment which are detailed in the Specifications so as to demonstrate that such machinery and equipment are in accordance with the requirements of the Specifications, and shall further demonstrate that Vessel and all systems function properly.

                  The Builder shall notify the Buyer at least fifteen (15) days prior to the date that the Vessel shall be ready for its trials and the Buyer shall promptly acknowledge receipt of such notice, and said trials shall be carried out (on the date set forth in said notice, in the open sea and at the Builder's sole risk and expense, but in the presence of the Surveyor and the Representative), in order to ascertain whether said Vessel complies with this Contract. The Builder shall provide five
                  (5) berths on board the Vessel for the Buyer's representatives during sea trials. The said trials shall be carried out regardless of whether the Representative should attend or not on the date set forth in said notice. The Builder shall be responsible for all acts or omissions (whether negligent or not) of its employees or representatives, including its officers, crew and pilots, or any compulsory pilots or inspectors required for the trials. The said trials shall be conducted in accordance with the Specifications. Unless the said trials reveal deficiency(ies) and/or failures and therefore valid complaints as to the fulfillment of this Contract, the Vessel shall be delivered as provided for in
                  Article IV. Failure of the Buyer and/or its Representative to attend the said trials of the Vessel, after due notice to the Buyer as provided herein, shall be deemed to be a waiver by the Buyer of its right to have the Buyer and/or its Representative on board the Vessel at the trials. In such case, the Buyer shall accept the Vessel on the basis of the Builder's statement that the Vessel, upon completion of the trials is found to conform to this Contract and the Specifications.

         (b) The Buyer or its Representative shall have access to all data being taken and all calculations during the said trials and if the Buyer or its Representatives should detect any deficiencies and/or failures during the said trials, the Buyer or its Representative shall give to the Builder (as soon as possible but in any event prior to completion of the trials and subsequently confirmed in writing within seventy-two (72) hours after completion of the trials) notice that such deficiencies and/or failures exists with a short description of said deficiencies and/or failures.

                  Rectification of any such deficiencies and/or failures shall be made in accordance with the terms of this Article XVI.

         (c) If any said deficiencies and/or failures are detected during the said trials, the Builder shall rectify same and then by a fresh trials of like duration, or necessary trials/tests of the specific parts rectified, establish, that said deficiencies and/or failures have been rectified in accordance with the Plans, Specifications and this Contract.

         (d) For the said trials, the Builder, at its expense, shall load the Vessel by ballasting to the loaded and ballast drafts as defined in the Specifications. Any delay in a Vessel's Delivery arising as a result of said trials shall be the sole responsibility of the Builder.

         (e) In the event of unfavorable weather as agreed between the Builder and Buyer, on the date specified for the said trials, they shall take place on the first available day thereafter that the weather conditions permit. It is agreed that if during the trials of the Vessel the weather should suddenly become unfavorable, as would have precluded the commencement of the trials had the change in weather occurred before the trials had started, then, and in such event, the trials of the Vessel shall be discontinued and postponed until the first favorable day next following, unless the Buyer shall assent in writing to Acceptance of the Vessel on the basis of the trials made prior to such sudden change in weather conditions.

         (f) Fuel oil, lubricating oils, and greases required for the trials or any other trials shall be purchased and supplied by the Buyer, unless the parties shall otherwise agree. The Builder shall pay the Buyer the cost of the fuel oil, lubricating oils and greases consumed by the Builder up to the date of Delivery at the Buyer's original purchase prices.


                                  ARTICLE XVII
                         RESPONSIBILITIES OF THE BUILDER

BUILDER'S STATUS

         In the performance of the work covered by this Contract, the Builder shall act as an independent contractor, maintaining complete control over the Builder's employees. The Builder may, at its sole responsibility, subcontract any portion of the construction work of the Vessel, but the Builder shall, in any event, be responsible for all subcontractors, agents and representatives, and their collective employees. Any work to be done outside the Builder's shipyard shall be disclosed to the Buyer in advance. It is agreed that all major structural building components of the Vessel shall be done in the Builder's shipyard or by subcontractors located in Korea within the vicinity of Koje Island and the City of Pusan who are under direct supervision by Builder.


                                  ARTICLE XVIII
                                TAXES AND DUTIES


         The Builder shall be responsible for and pay, without recourse to the Buyer, any and all taxes, assessments, duties or other similar levies or charges, imposed by the Korean authorities, whether national, municipal or local, with respect to the period up to and including Delivery (even though assessed, determined or imposed thereafter), on or in respect of (i) this Contract or any act or transaction hereunder,
         (ii) the Vessel or any part thereof, or (iii) any imports of material or equipment, and including without limitation, any tax imposed with respect to the sale or Delivery to the Buyer or the Vessel's export from Korea. Should the Buyer, at any time before or after Delivery, be assessed or required to pay any such taxes, assessments, duties or other similar levies or charges imposed by the Korean authorities, the Builder shall reimburse the Buyer therefore. The Builder's liabilities with regard to taxes shall be limited to the foregoing.

         Taxes, assessments, duties or other charges imposed by any Governmental authority on the Buyer's Supplies, supplied or exported to Korea by the Buyer or its Representative shall be the responsibility of the Buyer. The Buyer shall bear and pay all taxes, duties, stamps, and fees incurred outside of Korea in connection with the Buyer's execution and/or performance of this Contract, except for taxes, duties and other fees imposed upon those items to be procured by the Builder for construction of the Vessel.


                                   ARTICLE XIX
                GOVERNMENTAL PERMITS, LICENSES, LAWS, AND PATENTS

GOVERNMENTAL APPROVALS AND LICENSES

         (a) The Builder shall obtain necessary Korean Government approvals and licenses, if any, required for the Builder's performance under this Contract, including, without limitation, the Korean Government Export License authorizing the transfer and Delivery to the Buyer for export or removal from the jurisdiction of Korea and for registration by the Buyer under the flag of Liberia. The Builder shall assist the Buyer in obtaining any licenses, permits, or other authorizations, or waivers, necessary for the Representative to enter and/or reside in Korea to perform his functions as set forth herein or attend the Trials.

         (b) The Builder shall proceed as soon as possible to obtain from the Korean Government the aforementioned licenses and permits for the Vessel to be constructed, delivered and be exported from Korea, as provided herein and shall notify the Buyer as to the issuance thereof by facsimile or cable, subsequently confirmed in writing accompanied by copies of the said licenses and permits. In the event that the said licenses and permits for the Vessel shall not have been granted by the Korean authorities within thirty
                  (30) days following the date of this Contract, unless otherwise mutually agreed to by the Builder and the Buyer, the Builder shall be required to refund within twenty (20) days thereafter, to the Buyer the amounts set forth in Article VI
                  (h) and this Contract shall thereupon automatically become null and void and each of the parties hereto shall be forthwith and completely discharged from all of its obligations to the other.

         (c) Notwithstanding the foregoing provisions of this Article XIX, in case the Vessel, during construction or prior to Delivery, should be requisitioned or seized by the Korean Government, the Builder shall forthwith pay to the Buyer the amounts set forth in Article VI (h) hereof, and such refund shall forthwith release both parties from all obligations under this Contract.


                                   ARTICLE XX
                                LAWS AND PERMITS

         The Builder shall exercise due diligence to ensure that the Builder, its employees and representatives, shall at all times comply with all applicable Korean laws, ordinances, statutes, rules, and regulations, including those relating to wages, hours and working conditions and insurance. The Builder, at its expense, shall procure all priorities, permits, licenses, inspections, approvals and certificates required in connection with the construction and completion of the Vessel and Delivery in its Koje Shipyard. If required to permit performance of the work, the Builder shall furnish any bond, security or deposits so required. If violations are identified, the Buyer shall have no remedy, unless such violation materially affects the Builder's performance of this Contract or seriously threatens the health or safety of Buyer's representative.


                                   ARTICLE XXI
                      PATENTS, TRADEMARKS, AND TRADE NAMES

         Except for the aforesaid Buyer's Supplies, all royalties and licensing and engineering fees required for incorporating patented features or proprietary articles into the Vessel shall be paid by the Builder. The Builder shall indemnify and save the Buyer harmless from all claims, damages and costs, including costs of defense, in Korea or elsewhere, resulting from any alleged patent, trademark or trade name infringement based upon the design, construction or use of the Vessel or any part thereof furnished by the Builder, its suppliers or subcontractors. The Buyer shall notify the Builder of any such claim of which the Buyer has notice and the Builder shall assume the responsibility and defense thereof at the Builder's expense.


                                  ARTICLE XXII
                   CONTRACTUAL RESPONSIBILITIES AND PROCEDURES

ASSIGNMENT OR SUBSTITUTION

         (a) The Builder shall not assign this Contract without the consent of the Buyer.

         (b) The Buyer intends to register the Vessel under Liberian flag but may elect an alternate registry within a reasonable time prior to Delivery (subject to mutual agreement on necessary Alterations as provided for in Article XIV (b).

         (c) It is understood that the Buyer may designate any other company as the person to receive Delivery of the Vessel by assigning its rights and obligations under this Contract with a resulting change of the Vessel's intended registry, if any, provided that any said assignee shall demonstrate to the satisfaction of the Builder that it is financially able to meet the Buyer's obligations hereunder and is otherwise acceptable to the Builder, which acceptance shall not be unreasonably withheld.

         (d) In the event of an assignment of the Buyer's rights and obligations hereunder with respect to the Vessel said assignee or the substitute party shall have all the rights and assume all the obligations of the Buyer hereunder with respect to said Vessel and the responsibility of the Buyer hereunder, with respect to such Vessel, shall terminate.

         (e) Any and all costs incurred for the registration of the Vessel shall be for the account of the Buyer or its assignee regardless of whether such expenses should be incurred and payable in Korea or not. Application and certificates for statutory inspections for the registration of the Vessel shall be arranged by the Buyer at Buyer's expense.


                                  ARTICLE XXIII
                             CONTRACT AND AMENDMENTS

         (a) This Contract and the Plan and Specifications have been prepared in the English language, which shall control. The Contract has been signed in duplicate, one counterpart being retained by the Builder and one by the Buyer. The Plan and Specifications have been signed in duplicate, one counterpart being retained by the Builder and one counterpart by the Buyer.

         (b) No representative of either party shall have authority to make, and neither party shall be bound by, nor liable for, any statement, representation, promise or agreement not set forth herein. No changes, amendments or modifications shall be valid unless reduced to writing and signed by the parties.

         (c) The validity, enforcement and interpretation of this Contract shall be governed by the Laws of the State of New York, one of the United States of America.


                                  ARTICLE XXIV
                                   ARBITRATION

         (a) If any dispute arises between the parties hereto with regard to the application or interpretation of rules for construction and classification of vessels promulgated by the Classification Society (or other matters deemed appropriate by the parties), the parties may by mutual agreement refer the dispute to the Classification Society, or to such other expert as may be mutually agreed between two parties hereto, and whose decision shall be final, conclusive and binding upon the parties hereto.

         (b) Should any dispute of any nature arise in respect of this Contract, its performance or interpretation which is not decided in accordance with Article XXIV (a) above, such dispute shall be settled by arbitration in New York City in accordance with the rules of the Society of Maritime Arbitrations, Inc. and otherwise in accordance with the provisions of the Laws of the State of New York. The party who desires arbitration of any such dispute shall give written notice to the other party. The notice shall state the name and address of the arbitrator whom it appoints and describe the specific nature of the particular dispute. Such notice shall be sent by registered air mail and shall be addressed in the manner set forth in Article XXVI, and the other party shall, within thirty (30) days following the receipt of said notice, give written notice to the party requesting the arbitration as to the name and address of the arbitrator whom it appoints, which notice shall be sent by registered air mail and shall be addressed in the manner set forth in Article XXVI, provided that if the other party should fail to so appoint its arbitrator, the arbitrator appointed by the party desiring the arbitration may proceed with the arbitration hearing and issue an award. Otherwise the two arbitrators so chosen shall select a third arbitrator. The applicable law of the State of New York on all matters at issue shall apply. A judgement based upon the decision of the majority of the arbitrators or the sole arbitrator, as the case may be, may be entered in the appropriate court of any country having jurisdiction of either party. The arbitrators shall also decide which party, or the extent to which each party, shall pay costs of arbitration. Unless and to the extent otherwise determined by the arbitrator(s), reference to arbitration shall not relieve the Builder of its obligation diligently to proceed with the construction, completion and delivery of the Vessel, but the majority of the arbitrators or the sole arbitrator, as the case may be, shall decide the extent to which the Delivery Date shall be extended by virtue of the dispute having been referred to arbitration.

                  No director, employee or agent of either party shall give or receive any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Contract. An independent public accounting firm mutually acceptable to Builder and Buyer may, at either party's request and expense, audit any and all records of both parties for the sole purpose of determining whether there has been compliance with this Article. Any such audit shall be conducted at any reasonable time or times during the term of this Contract and during a period of two years after its termination. No information obtained during such audit shall be disclosed unless it relates to such conflict of interest.

                                   ARTICLE XXV
                                    INDEMNITY

         Each of Builder and Buyer shall indemnify and save Indemnitees harmless from and against any and all loss, damage, injury, liability, and claims thereof for injury to, or death of any person, including an employee of Builder or Buyer, one of the Indemnitees or a third party or for loss of or damage to property belonging to Builder or Buyer, an Indemnitee or a third party arising out of or in connection with the Indemnitee's performance or non-performance of its duties under this Shipbuilding Contract until Delivery except to the extent such loss, damage, injury, liability or claim is attributable to the negligence or willful misconduct of any of the Indemnitees.

         Indemnitees means Chevron Corporation which has been nominated by Buyer for supervision of the Vessel on behalf of Buyer, any company under Chevron Corporation's control and the directors, officers, employees and agents of any of the foregoing companies.


                                  ARTICLE XXVI
                                     NOTICES

         All notices hereunder shall be made in writing and delivered personally or by registered mail, postage prepaid, or by cable, telex, or facsimile to the Builder and to the Buyer at the following respective addresses, unless changed by notice duly given in accordance with this
         Article XXVI:

         To the Builder, at:

         Samsung Heavy Industries Co., Ltd.
         Dongnam Tower, 890-25, Daechi-Dong,
         Kangnam-ku, Seoul, Korea 135-280
         Telefax:  82-2-3458-6503
         Telephone: 82-2-3458-6570 6530

         Or preferably to its Koje Shipyard -

         Samsung Heavy Industries Co., Ltd.
         Koje Shipyard
         530, Jangpyung-ri, Sinhyun-up,
         Koje City, Kyungnam, Korea, 656-800
         Telex:   SSCYARD K52213
         Telefax:  82-558-32-2160 (Design Department)
         82-558-636-2560 (Customer Coordination Department)

         To the Buyer, at:

         Golden State Petroleum Transport Corporation
         15-19 Athol Street
         Douglas, Isle of Man
         Telefax:  011-441-624-672-510
         Telephone: 011-441-624-628-575

         Attention: Edward Cain


         copy to:

         Golden State Petroleum Transportation Corporation
         c/o Cambridge Petroleum Transport Corporation
         65 East 55th Street
         Suite 3300
         New York, New York 10022
         Telefax: 212-508-6501
         Telephone: 212-508-6500

         Attention: John McFadden

                                  ARTICLE XXVII
                                 EFFECTIVE DATE

         This Contract shall, following execution by all parties, become effective upon the Builder furnishing to the Buyer, per Article XIX
         (b), a notice of issuance of the Export License required under Article XIX (a) (herein called the "Effective Date").

         IN WITNESS WHEREOF, the parties hereto executed this Contract as of the date first set forth above.

For the Builder:                   SAMSUNG CORPORATION
---------------

Witness:

/s/ David S. Lee                            By: /s/ C. G. Cho
--------------------                            ---------------------


                                   SAMSUNG HEAVY INDUSTRIES CO., LTD.

Witness:

/s/ David S. Lee                            By: /s/ C. G. Cho
--------------------                            ---------------------


For the Buyer:                     GOLDEN STATE PETRO (IOM-I-A) PLC

Witness:

/s/ Joseph Avantario                        By: /s/ John McFadden
--------------------                            ---------------------

                                    Schedule 1


                                                                               NET
                                                     INSTALLMENT            PAYMENT TO
         INSTALLMENT          PAYMENT DATE             AMOUNT               BUILDER(D)

             1              December 26, 1996       $ 36,396,540           $35,304,644

             2              June 1, 1998               8,088,120             7,845,477

             3              Sept 1, 1998               8,088,120             7,845,477

             4              Dec 1, 1998                1,786,420             1,732,826

             5 (FINAL)      Feb 1, 1999(A)            26,522,000(B)(C)      25,726,340



(A) The final installment is to be paid on the Delivery Date for the Vessel which is currently anticipated to be February 1, 1999. Notwithstanding the date set forth above the final installment shall be payable on the date of Acceptance of the Vessel as provided in the Contract.

(B)      The final installment shall be payable as provided below.

         1.       On December 24, 1996 the Buyer shall execute and deliver one
                  (1) promissory note in the amount of US$4,044,060 and bearing a maturity date of February 1, 1999, which Note shall be in the form as attached as Appendix C hereto. Any transferee of such Note shall deliver a Letter of Undertaking in the form of Appendix D hereto.

         2. Cash payment of US$22,477,940 shall be made by the Buyer simultaneously with the Acceptance of the Vessel by telegraphic transfer to the account set forth in Article VI(d)(i) of the Contract.

(C) In the event Acceptance of the Vessel shall occur on any date other than the maturity date of the Note for whatever reason and this Contract shall not have been rescinded, terminated or cancelled prior to such date, the Buyer shall execute and deliver to the Builder, upon request of the Builder in exchange for the Note, a replacement note (the "Replacement Note") identical to the Note except that such Replacement Note shall bear a new maturity date designated by the Builder. The Builder shall return the Note when it receives the Replacement Note. Any payment made by the Buyer to the holder of the Note shall be deemed payment to the Builder under this Contract with respect to the installment amount to which such Note relates and the Buyer shall be discharged from any and all obligations with respect to such installment amount.

         N.B. Simultaneously with each of such payments, the Buyer shall cause the Buyer's Bank of advise the Builder's Bank of the details of such payments by authenticated bank cable or telex.

(D) Net payment reflects the obligation of the Builder to pay 3.0% of the Contract Price to Cambridge Petroleum Transport Corporation pursuant to a Letter Agreement dated as of December 24, 1996.

For the Builder:                   SAMSUNG CORPORATION
---------------

Witness:

____________________________       By:______________



                                   SAMSUNG HEAVY INDUSTRIES CO., LTD.

Witness:

____________________________       By:______________



For the Buyer:                     GOLDEN STATE PETRO (IOM I-A) PLC

Witness:

____________________________        By:______________

                                   SCHEDULE 2
                                  REFUND AMOUNT


                                                 Net
                            Date                Amount
                            ----                ------
                           1-1-97            38,532,319
                           2-1-97            38,675,864
                           3-1-97            38,939,083
                           4-1-97            39,200,551
                           5-1-97            39,460,258
                           6-1-97            39,718,192
                           7-1-97            39,974,345
                           8-1-97            40,253,705
                           9-1-97            40,530,182
                          10-1-97            40,804,985
                          11-1-97            41,078,104
                          12-1-97            41,349,530
                           1-1-98            41,619,252
                           2-1-98            41,912,261
                           3-1-98            42,198,413
                           4-1-98            42,482,948
                           5-1-98            42,765,855
                           6-1-98            50,892,603
                           7-1-98            51,217,993
                           8-1-98            51,566,994
                           9-1-98            59,754,942
                          10-1-98            60,141,890
                          11-1-98            60,527,808
                          12-1-98            62,645,518
                           1-1-99            63,039,467
                           2-1-99            63,457,427
                           3-1-99            63,912,580
                           4-1-99            64,367,282
                           5-1-99            64,821,531
                           6-1-99            65,275,324
                           7-1-99            65,728,661
                           8-1-99            66,181,539

                                   APPENDIX A

                         IRREVOCABLE INSTALLMENT PAYMENT
                               LETTER OF GUARANTEE

                         [STATIONERY OF GUARANTOR BANK]


                                   December 24, 1996


Golden State Petro (IOM I-A) PLC
c/o Cambridge Petroleum Transport Corporation
65 East 55th Street
Suite 3300
New York, New York 10022


Dear Sirs:

On behalf of The Korea Development Bank ("We" or the "Bank"), Seoul, Republic of Korea, we hereby open our Irrevocable Installment Payment Letter of Guarantee No. __________________________ (hereinafter called the "Guarantee") in favor of Golden State Petro (IOM I-A) PLC and its assignee (hereinafter called the "Buyer") for account of Samsung Heavy Industries Co., Ltd. and Samsung Corporation (hereinafter collectively called the "Builder") in connection with payments to be made by the Buyer to the Builder pursuant to the Shipbuilding Contract dated the 24th day of December, 1996, as amended, supplemented or otherwise modified from time to time (hereinafter called the "Contract") made by and between the Buyer and the Builder for the construction of one (1) single screw diesel drive Crude Oil Double Hull Tank Vessel having Builder's Hull No. 1228 (hereinafter called the "Vessel") which is available as follows:

We hereby irrevocably guarantee the payment (and not merely the collectability of the same) to the Buyer immediately upon demand in an amount not to exceed the principal amount of sixty six million, one hundred eighty one thousand, five hundred thirty nine United States Dollars (US $66,181,539) together with simple interest thereon calculated at the rate of nine percent (9.0%) per annum on the basis of a 360 day year from and including the date of receipt of demand to but not including the date of remittance by telegraphic transfer of such refund.

Subject to Buyer making installment payments in accordance with paragraph (d) of
Article VI of the Contract, the amount of this Guarantee will be automatically increased during the term of this Guarantee and shall be equal to the sum of:
(i) the amount set forth on Schedule 1 hereto calculated as of the first day of the calendar month in which the date of rejection occurs; and (ii) an amount equal to the product of (X) the difference between (1) the amount set forth of

Schedule 1 hereto calculated as of the first day of the calendar month immediately succeeding the month in which the date of rejection occurs and (2) the amount set forth on Schedule 1 hereto as of the first day of the month in which the date of rejection of the vessel under the Contract occurs and (y) a fraction the numerator of which is numeric day of the month of the date of such rejection and the denominator of which is 30 (collectively, the "Refund Amount").

Payment under this Guarantee is available at the counters of ______________ Bank against presentation of the Buyer's signed statement issued in the form attached hereto as Exhibit A ("Notice of Demand"). If the Notice of Demand is received by the Bank by 12:00 noon local time on a business day, the Bank shall pay the Refund Amount in immediately available funds on the same business day. If the Notice of Demand is received by the Bank after 12:00 noon local time on a business day, the Bank shall pay the Refund Amount in immediately available funds on the next succeeding business day.

This Guarantee is available for one payment only, whether for the full amount hereof or any part thereof, as may be demanded by the Buyer. In the event that the Buyer's demand is for a lesser amount than the amount of this Guarantee, the interest payable will be calculated on the amount of the Buyer's demand and not on the amount of this Guarantee.

Payment shall be made to the Buyer in United States Dollars in accordance with the payment instruction given to us by the Buyer at the time of a claim under this Guarantee. Payment effected as directed by the Buyer shall discharge our obligation to the extent of such payment.

We agree that this Guarantee shall be a continuing guarantee and (i) shall not be impaired or discharged by the granting of time or any other indulgence to the Builder, or any other forbearance (whether as to payment, time, performance, or otherwise) which might, but for this provision, have any such effect; (ii) shall not be conditioned or contingent upon the Buyer's pursuit of any remedy that it has against the Builder; and (iii) shall be unconditional irrespective of any other circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor under applicable law, and we hereby waive any and all rights (whether by counterclaim, set off or otherwise) and defenses at law or in equity that may be available to us by reason of such circumstance.

This Guarantee shall expire and become null and void on the earlier of (i) the receipt by the Buyer of the sum guaranteed hereby; (ii) the receipt by The Korea Development Bank of a copy of the Protocol of Acceptance and Delivery of the Vessel, purportedly signed by the Buyer and the Builder and issued in the form attached hereto as Appendix B; and (iii) 5:00 p.m. New York time on the 1st day of October, 1999, in any such case this Guarantee shall be returned to us; provided, the Bank further agrees that its obligations hereunder shall continue to be effective or reinstated, as the case may be, if at any time any payment, or any part thereof, made by the Builder is rescinded or must otherwise be restored by the Buyer upon the bankruptcy or reorganization of the Buyer.

Notwithstanding the provisions hereinabove, in case we receive notification from the Buyer or the Builder confirmed by an arbitrator stating that the Buyer's claim to cancel the Contract or the Buyer's claim for refundment thereunder has been disputed and referred to arbitration in accordance with the provisions of the Contract, the period of validity of this Guarantee shall be extended until thirty (30) days after the final award shall be rendered in the arbitration and a copy thereof acknowledged by the arbitrators. In such case, this Guarantee shall not be available unless and until such acknowledged copy of the final award in the Arbitration justifying the Buyer's claim is presented to us.

This Guarantee and the rights and interests hereunder may be assigned by the Buyer in whole without charge with written notice to the Bank but only if this Guarantee and the Contract are simultaneously assigned to the same assignee. The Bank may not assign this Guarantee and the Bank's rights or interests hereunder without the prior written consent of the Buyer and its assignee.


This Guarantee is governed by and enforced and construed in accordance with the laws of the State of New York, United States of America, applicable to contracts entered into and to be performed entirely within such state.



For: The Korea Development Bank




By:   _____________________________          By:  ______________________________

Name:                                        Name:

Title:                                       Title:

                                   SCHEDULE 1
                                  REFUND AMOUNT


                                                 Net
                           Date                 Amount
                           ----                 ------
                          1-1-97             38,532,319
                          2-1-97             38,675,864
                          3-1-97             38,939,083
                          4-1-97             39,200,551
                          5-1-97             39,460,258
                          6-1-97             39,718,192
                          7-1-97             39,974,345
                          8-1-97             40,253,705
                          9-1-97             40,530,182
                         10-1-97             40,804,985
                         11-1-97             41,078,104
                         12-1-97             41,349,530
                          1-1-98             41,619,252
                          2-1-98             41,912,261
                          3-1-98             42,198,413
                          4-1-98             42,482,948
                          5-1-98             42,765,855
                          6-1-98             50,892,603
                          7-1-98             51,217,993
                          8-1-98             51,566,994
                          9-1-98             59,754,942
                         10-1-98             60,141,890
                         11-1-98             60,527,808
                         12-1-98             62,645,518
                          1-1-99             63,039,467
                          2-1-99             63,457,427
                          3-1-99             63,912,580
                          4-1-99             64,367,282
                          5-1-99             64,821,531
                          6-1-99             65,275,324
                          7-1-99             65,728,661
                          8-1-99             66,181,539

                                    Exhibit A

___________________Bank
___________________
___________________

Re:  Irrevocable Installment Payment Guarantee No. __ (the "Guarantee")

         The undersigned, acting as Administrator _____________________, the "Buyer" hereby certifies to The Korea Development Bank with reference to Guarantee No. ______ that:

         1.The undersigned is duly authorized to execute and deliver this certificate on behalf of the Buyer.

         2. The Buyer hereby makes a claim against the Guarantee for payment of US$ _________, plus simple interest thereon calculated at the rate of _______ percent per annum on the basis of a 360 day year from __________ to the date payment is effected by The Korea Development Bank to the Buyer in accordance with the payment instructions provided below.

         3. The amount claimed represents a demand for refund of amounts refundable to the Buyer and such demand for refund has been made in conformity with the Shipbuilding Contract dated the _____________ day of __________________, made by and among the Buyer and Samsung Heavy Industries Co., Ltd., the "Builder", for the construction of one (1) single screw diesel driven Crude Oil Double Hull Tank Vessel having Builder's Hull No. ___, as amended, supplemented or otherwise modified from time to time (hereinafter called the "Contract") and that the Builder has failed to make the refund within fifteen (15) business days of our demand to the Builder.

         4. You are hereby directed to make payment of the stated amount to ________________________ [INSERT PAYMENT INSTRUCTIONS]


                                   _______________
                                   By:____________
                                         Attorney-in-Fact
                                   Date:__________

                                   APPENDIX B

                       PROTOCOL OF DELIVERY AND ACCEPTANCE


KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned, Samsung Heavy Industries Co., Ltd., Seoul, Korea (the "Builder") does hereby deliver at ________ hours (local time) on __________________, to ____________ (the "Buyer"), the vessel described hereunder in accordance with the provisions of the Shipbuilding Contract dated ______________, as amended, made by and between Samsung Heavy Industries Co., Ltd., Samsung Corporation and the Buyer.

         Name of Vessel:      ____________________
         Builder's Hull No.   ___
         Type of Vessel:      Double Hull Oil Tank Vessel

         That the undersigned,______________________ [the Buyer] does hereby accept delivery of the aforesaid vessel and certify that the same is delivered in accordance with the provisions of the said Shipbuilding Contract, and that this PROTOCOL OF DELIVERY AND ACCEPTANCE does not release Samsung Heavy Industries Co., Ltd. from its responsibilities under the Builder's Guarantee Clause of the said Shipbuilding Contract.

SAMSUNG HEAVY INDUSTRIES
 CO., LTD.                                  [Name of Buyer]
                                            -------------------


By:__________________                     By:__________________
      Attorney-in-Fact                          Attorney-in-Fact


Date:________________                     Date:________________


                                   As Agent for Buyer:

                                   CHEVRON SHIPPING COMPANY


                                   By:_______________________________
                                   Attorney-in-Fact


                                   Date:_____________________________

                                   APPENDIX C

                                 PROMISSORY NOTE
                                 ---------------



No. 1                                          Issued at:  New York, New York
US$4,044,060                                   Date:  December 27, 1996



         FOR VALUE RECEIVED, Golden State Petro (IOM I-A) PLC, a corporation duly organized and existing under the laws of the Isle of Man having its principal place of business at 15-19 Athol Street, Douglas, Isle of Man (the "Buyer"), hereby unconditionally and irrevocably promises to pay, on the 1st day of February, 1999, to Samsung Heavy Industries Co., Ltd., a corporation duly organized and existing under the laws of the Republic of Korea, having its principal office at 890-25, Daechi-Dong, Kangnam-Ku, Seoul, Republic of Korea (the "Contractor"), or order, the principal sum of United States Dollars (US$4,044,060) and, if not paid on the above due date, to pay interest on said principal sum from and including the due date at the default rate of Ten percent (10.0%) per annum, until the principal sum and interest thereon are fully paid, plus all expenses, including reasonable legal fees incurred by the holder in enforcing its rights hereunder. Interest shall be calculated on the basis of the actual days elapsed and a year of 360 days.

         Both principal and interest, if any, shall be payable in United States Dollars in immediately available funds to the account of Banker's Trust Company, for account of The Korea Commercial Bank, head office, Seoul, Korea, New York, N.Y., United States of America (Account No.: 04-022-936) in favor of Samsung Heavy Industries Co., Ltd. or to such other account with such other bank as may be designated by the holder of this Note by a 5 days' prior written notice without set-off or counterclaim, free and clear of and without deduction for any present or future taxes, charges, restrictions or conditions of any kind.

         This note is made pursuant to a Shipbuilding Contract dated December 24, 1996 by and between the Contractor, Samsung Corporation and the Buyer (the "Contract"). Pursuant to the Contract, Contractor is required to construct and deliver a single-screw diesel-driven Crude Oil Double Hull Tank Vessel bearing Contractor's Hull No. 1228 (the "Vessel").

         Notwithstanding any provision contained in this Note, the Buyer shall not be obligated to make any payment of principal or interest on this Note if the Vessel subject to the Contract is not delivered to and accepted by the Buyer under the Contract.

         The Contractor shall not assign or transfer this Note without prior written consent from the Buyer except that this Note may be sold to banks and other financial institutions from Korea,

Hong Kong, Singapore and OECD countries, in which case only prior notice to the Buyer shall be required.

         In the event default shall be made in the payment of principal or interest on this note, as and when the same shall become due and payable, the holder hereof shall have the remedies as set forth herein and such other remedies as may be provided by law.

         The maker and endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising out of or in connection with this note.

         Amounts payable on this Note shall be paid to the holder upon presentment of the Note to the Buyer or its Assignee of the Contract. Upon payment, the note shall be marked "Paid."

         This Note shall be governed by and construed and interpreted in accordance with the laws of England (without giving effect to the conflict of law principles thereof). The maker and the endorser hereby consent to any legal action or proceeding in relation to this note being brought in the State of New York, U.S.A. or in London, England and hereby irrevocably waive any immunity from suit, attachment (before or after judgement) or execution on a judgement to which they or their property may be entitled.

         The maker and the endorsers hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the Federal court of the United States of America located in the City and State of New York, United States of America, or the courts of England, as any holder of this note may elect, and irrevocably consent to the service of process out of said courts by registered airmail, postage prepaid to the maker or endorsers as the case may be or in any other manner provided by law.

         The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the legal, valid and binding obligation of the maker, in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulations.

         IN WITNESS WHEREOF, the undersigned has caused this note to be signed in its corporate name by its duly authorized representative this 27th day of December, 1996.


                                   GOLDEN STATE PETRO (IOM I-A) PLC


                                   By:__________________________________________
                                         Name:
                                         Title:


STATE OF NEW YORK        )
COUNTY OF NEW YORK       )ss.:
UNITED STATES OF AMERICA )


         I, _________________, Notary Public, duly authorized, admitted and sworn, practicing at New York State, do hereby certify that:

         1. GOLDEN STATE PETRO (IOM I-A), who has executed this power of attorney on behalf of Golden State Petro (IOM I-A), (hereinafter the "Buyer") is personally known to me and I acknowledge that his signature is authentic;

         2. Sufficient evidence has been presented to me to the effect that __________________, was duly authorized by the Buyer to execute this Promissory Note on behalf of the Buyer.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal of office this ____, day of December, 1996.





                                   ---------------------------------------------
                                   Notary Public

                                   APPENDIX D

                              LETTER OF UNDERTAKING


Samsung Heavy Industries Co., Ltd.                       24th December, 1996
890-25, Daechi-dong, Kangman-ku,
Seoul, Republic of Korea


Gentlemen:

     Samsung Heavy Industries Co., Ltd. Hull Number 1228 - Letter of Undertaking
     ---------------------------------------------------------------------------

We refer to one (1) promissory note dated December 24, 1996 (hereinafter called the "Note") made by GOLDEN STATE PETRO (IOM-IA) PLC (the "Maker") in connection with its obligation to pay the price for the Builder's Hull No. 1228.

We hereby undertake and agree with you that:

         We will keep the Note in our custody and return to the Maker immediately upon our receipt of the payment of the amounts of the Note.

This Letter of Undertaking is also given to the benefit of the Maker.

This Letter of Undertaking shall be governed by, and construed in accordance with the laws of England.


Yours very truly,



For and on behalf of


_______________________________Bank
Name:
Title:

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                          VESSEL'S DESIGN AND DELIVERY.......................  1

1.    THE VESSEL.............................................................  1

                                   ARTICLE II
DIMENSIONS, DEADWEIGHT, SPEED, FUEL CONSUMPTION
 .............................................................................  3



                                   ARTICLE III
                              CLASS AND REGULATIONS
 .............................................................................  4

                                   ARTICLE IV
                                    DELIVERY
 .............................................................................  4

                                    ARTICLE V
                               DISCHARGE OF LIENS
 .............................................................................  6

                                   ARTICLE VI
                  PRICE, PAYMENT, TERMS, REFUND, BANK GUARANTEE
 .............................................................................  7

                                   ARTICLE VII
                          ADJUSTMENTS TO CONTRACT PRICE
 ............................................................................. 11

                                  ARTICLE VIII
                               DEFAULT IN PAYMENT
 ............................................................................. 14

                                   ARTICLE IX
              BUILDER'S PAYMENT AND REPAYMENT AND INTEREST THEREON
 ............................................................................. 15

                                    ARTICLE X
                                 BANK GUARANTEE

 ............................................................................. 15

                                   ARTICLE XI
            TERMS DURING DESIGN, CONSTRUCTION, AND GUARANTEE PERIODS
 ............................................................................. 16

                                   ARTICLE XII
                                    INSURANCE
 ............................................................................. 16

                                  ARTICLE XIII
                               BUILDER'S GUARANTEE........................... 17

                                   ARTICLE XIV
                            ALTERATIONS and APPROVALS
 ............................................................................. 20

                                   ARTICLE XV
                                   INSPECTION
 ............................................................................. 21

                                   ARTICLE XVI
                                     TRIALS
 ............................................................................. 23

                                  ARTICLE XVII
                         RESPONSIBILITIES OF THE BUILDER
 ............................................................................. 24

                                  ARTICLE XVIII
                                TAXES AND DUTIES
 ............................................................................. 25

                                   ARTICLE XIX
                GOVERNMENTAL PERMITS, LICENSES, LAWS, AND PATENTS
 ............................................................................. 25

                                   ARTICLE XX
                                LAWS AND PERMITS
 ............................................................................. 26

                                   ARTICLE XXI
                      PATENTS, TRADEMARKS, AND TRADE NAMES
 ............................................................................. 26

                                  ARTICLE XXII
                   CONTRACTUAL RESPONSIBILITIES AND PROCEDURES
 ............................................................................. 27


                                  ARTICLE XXIII
                             CONTRACT AND AMENDMENTS......................... 27

                                  ARTICLE XXIV
                                   ARBITRATION
 ............................................................................. 28

                                   ARTICLE XXV
                                    INDEMNITY................................ 29

                                  ARTICLE XXVI
                                     NOTICES
 ............................................................................. 29

                                  ARTICLE XXVII
                                 EFFECTIVE DATE
 ............................................................................. 31


Schedule 1
Schedule 2

APPENDIX A        IRREVOCABLE INSTALLMENT PAYMENT LETTER OF
                  GUARANTEE
APPENDIX B        PROTOCOL OF DELIVERY AND ACCEPTANCE
APPENDIX C        PROMISSORY NOTE
APPENDIX D        LETTER OF UNDERTAKING



                                       -3-